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EXHIBIT 99.1

NEWS RELEASE

December 13, 2002
Torrance, California

SUMMA REPORTS SFAS 142 IMPACT
Will Write-off $27.2 Million of Goodwill
Earnings Release and Conference Call Announced

        Summa Industries (NasdaqNM: SUMX) reports that it recently completed its initial impairment test of the carrying value of goodwill required by the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), and determined the effects of the adoption, retroactive to September 1, 2002. As a result, in the first fiscal quarter ended November 30, 2002, Summa will write-off approximately $27.2 million of goodwill. This will result in the recording of a tax-effected, non-cash charge to earnings of $22.3 million, which will be reported as a "cumulative effect of a change in accounting principle".

        SFAS 142 also eliminated the current and future amortization of goodwill by Summa effective September 1, 2002. For comparison, the amortization of goodwill in the fiscal year ended August 31, 2002 was $274,000 per quarter, resulting in a quarterly, after-tax cost of $220,000, or about $.05 per share.

        Summa will release first quarter earnings, and a conference call will be held at 9:00 AM Pacific Time, on Friday December 20, 2002.

The call-in number is (800) 915-4836

        The conference call will also be simulcast and archived by www.vcall.com.

        For further information, contact Jim Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

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SUMMA REPORTS SFAS 142 IMPACT Will Write-off $27.2 Million of Goodwill Earnings Release and Conference Call Announced